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                                                                   EXHIBIT 23.8

                        CONSENT OF TIMOTHY L. BAREFIELD

   Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to be named as a person about to become a director of Gotham Golf Corp. in the Registration Statement on Form S-4 (No. 333-88144), as amended from time to time.

                                                By: /S/  TIMOTHY L. BAREFIELD
                                                -----------------------------
                                                    Timothy L. Barefield

July 12, 2002